Exhibit 99.1

MARYLAND COURT DENIES PRELIMINARY INJUNCTION AGAINST ARMOUR’S
TENDER OFFER FOR SHARES OF JAVELIN COMMON STOCK

$7.18 PER SHARE TENDER OFFER SCHEDULED TO EXPIRE TONIGHT
AT 11:59 P.M., NEW YORK CITY TIME

VERO BEACH, Florida, April 1, 2016 – ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR”) and JAVELIN Mortgage Investment Corp. (NYSE:JMI) (“JAVELIN”) today announced that the Circuit Court for Baltimore City has denied a motion seeking to enjoin ARMOUR’s completion of its previously announced tender offer to purchase, through its newly formed subsidiary, JMI Acquisition Corporation (“Acquisition”), all of the outstanding shares of common stock of JAVELIN (“JAVELIN Common Stock”) for $7.18 per share in cash (the “Tender Offer”).  The Court’s order, entered in a putative class action captioned Stourbridge Investments Ltd. v. Staton, et al., (Case No. 24C16001542), denied a request for a preliminary injunction.

The tender offer price of $7.18 was calculated in accordance with the previously announced Agreement and Plan of Merger dated as of March 1, 2016, among ARMOUR, Acquisition and JAVELIN (the “Merger Agreement”), as 87% of the BVPS (as defined in the Merger Agreement) of JAVELIN Common Stock as of 5:00 P.M., New York City time, on Friday, March 18, 2016. The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 7, 2016 (as amended and supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal that accompanies the Offer to Purchase, both of which have been distributed to the holders of JAVELIN Common Stock. The Tender Offer is ongoing and will expire at 11:59 P.M., New York City time, on April 1, 2016 (the “Expiration Time”), unless it is extended.

Acquisition will not accept shares that are tendered in the Tender Offer unless they include greater than fifty percent (50%) of the total number of outstanding shares of JAVELIN Common Stock that are not owned immediately before the Expiration Time by ARMOUR, any of its subsidiaries or any officers or directors of ARMOUR, or JAVELIN (the “Minimum Condition”). The Minimum Condition is not waivable. If the Minimum Condition is satisfied and Acquisition irrevocably accepts for payment shares that are properly tendered and not withdrawn, Acquisition will subsequently be merged into JAVELIN (the “Merger”) in a transaction in which ARMOUR will become the sole stockholder of JAVELIN and the persons who are stockholders of JAVELIN immediately before the Merger will receive the same amount per share they would have received if they had tendered their JAVELIN stock in the Tender Offer.

The Information Agent with regard to the Tender Offer is Alliance Advisors LLC. Continental Stock Transfer & Trust Company is the Depositary and Paying Agent.

Notice to Investors

This press release is not an offer to purchase, or a solicitation of sales of, JAVELIN Common Stock or any other securities. The Tender Offer is made solely by the Offer to Purchase and the related Letter of Transmittal. ARMOUR has filed with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO, as amended and supplemented from time to time, that includes the Offer to Purchase and the related Letter of Transmittal and other documents relating to the Tender Offer. In addition, JAVELIN has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended and supplemented from time to time, that describes, among other things, the unanimous recommendation of JAVELIN’s Board of Directors that JAVELIN’s stockholders tender their shares in the Tender Offer. The documents filed with the SEC contain important information, and JAVELIN stockholders are urged to read them, all amendments and supplements thereto, and the exhibits to them in their entirety in connection with their decision whether to tender their shares. Those documents can be obtained at no charge at the SEC’s website, www.sec.gov. In addition, copies of the Offer to Purchase, the Letter of Transmittal and other documents relating to the Tender Offer can be obtained from the Information Agent, Alliance Advisors LLC, at 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003, or by calling toll free (888) 991-1294 (for stockholders) or (973) 873-7721 (for banks and brokers).

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ARMOUR and JAVELIN Announce Maryland Court Denies Preliminary Injunction of Tender Offer for Shares of JAVELIN
Common Stock

April 1, 2016

Forward-Looking Statements

This press release includes forward-looking statements. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including (i) that the Tender Offer may not be completed at all or on the terms described, and (ii) that the merger may not be consummated. Additional information concerning these and other risk factors are contained in the most recent filings of ARMOUR and JAVELIN with the SEC. All subsequent written and oral forward-looking statements concerning ARMOUR and JAVELIN are expressly qualified in their entirety by the cautionary statements above. ARMOUR and JAVELIN caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ARMOUR and JAVELIN do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

ARMOUR Contact:

James R. Mountain

Chief Financial Officer

ARMOUR Residential REIT, Inc.

(772) 617-4340

JAVELIN Contact:

Alliance Advisors LLC

Stockholders call toll free:

(888) 991-1294

Banks and Brokers:

(973) 873-7721

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